Selling Agreement John Hancock Life Insurance Company of New York

Home Office:

John Hancock Life Insurance Company of New York

100 Summit Lake Drive

Valhalla, New York 10595

AGREEMENT, dated as of the effective date as provided below, by and between the undersigned general agent (“General Agent”); the undersigned broker-dealer (in the case of Securities Contracts) (“Broker-Dealer”); John Hancock Life Insurance Company of New York (“John Hancock New York”) and John Hancock Distributors LLC (in the case of Securities Contracts).

WHEREAS, John Hancock New York has, pursuant to an Underwriting and Distribution Agreement, appointed John Hancock Distributors LLC as principal underwriter and exclusive representative for the distribution of the Contracts and has authorized John Hancock Distributors LLC to enter into agreements, subject to the consent of John Hancock New York with Selling Broker-Dealers and/or General Agents for the distribution of the Contracts; and

WHEREAS, John Hancock New York issues life insurance and variable annuity contracts, some of which are exempted securities pursuant to Section 3 of the Securities Act of 1933 (the “1933 Act”) and therefore not subject to registration under the 1933 Act (“Insurance Contracts”), and some of which are not exempted securities pursuant to Section 3 of the 1933 Act and therefore subject to registration under the 1933 Act unless sold in exempt transactions (“Securities Contracts”); and

WHEREAS, General Agent and Broker-Dealer desire to sell certain Securities Contracts and Insurance Contracts (collectively, the “Contracts”) in accordance with the provisions set forth in the Contracts, Commissions and Fees Schedule (the “Contracts Schedule”) which is Exhibit A to this Agreement; and

WHEREAS, General Agent desires to have its sub-agents who are not also registered representatives of Broker-Dealer appointed as agents of John Hancock New York for the purpose of selling some or all of the Insurance Contracts (“Insurance Agents”), and General Agent and Broker-Dealer desire to have General Agent’s sub-agents who are also registered representatives of Broker-Dealer appointed as agents of John Hancock New York for the purpose of selling some or all of the Contracts (“Securities Agents”)(lnsurance Agents and Securities Agents are hereinafter collectively referred to as “Agents”); and

WHEREAS, if General Agent and Broker-Dealer are the same person, the term “General Agent” in this Agreement shall refer to Broker-Dealer, which shall undertake all the duties, responsibilities and privileges of General Agent under this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.	APPOINTMENT AND AUTHORIZATION

a. John Hancock New York and John Hancock Distributors LLC appoint and authorize, on a non-exclusive basis, General Agent and Broker-Dealer to solicit sales of the Contracts in those jurisdictions in which John Hancock New York is admitted to do business, the Contracts have been approved for sale by the appropriate regulatory authorities and General Agent and Broker-Dealer are properly licensed to conduct business. General Agent and Broker-Dealer accept such appointment and authorization, and each agrees to use its best efforts to find purchasers of the Contracts acceptable to John Hancock New York and to provide ongoing services to those purchasers with respect to the Contracts.

b. Each of General Agent and Broker-Dealer is performing the acts covered by this Agreement in the capacity of an independent contractor and not as an employee or partner of or a joint venturer with John Hancock New York or John Hancock Distributors LLC and is authorized to represent John Hancock New York and John Hancock Distributors LLC only to the extent expressly authorized by this Agreement. No further authority is granted or implied.

2.	LICENSING AND APPOINTMENT OF AGENTS

a. General Agent is authorized to designate persons for appointment by John Hancock New York as Agents to solicit applications for the Contracts, to deliver the Contracts and to collect the premium (as used herein, the term “premium” shall refer to any premium payment, deposit or contribution, as applicable, paid or payable in connection with a Contract) thereon in conformance with applicable state laws and John Hancock New York’s rules and procedures. General Agent shall not propose an Agent for appointment unless such Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Agent solicit applications for the Contracts and, if the Agent is to sell Securities Contracts, unless the Agent is a registered representative of Broker-Dealer. General Agent shall be responsible for such Agents’ continuing compliance with applicable licensing requirements under state insurance laws, and Broker-Dealer shall be responsible for such Agents’ continuing compliance with applicable registration requirements under federal and state securities laws.

b. General Agent shall assist John Hancock New York in the appointment of Agents under applicable insurance laws and, in that connection, shall prepare and transmit to John Hancock New York appropriate licensing and appointment forms, shall fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit B to this Agreement and shall comply with such other related policies and procedures as John Hancock New York from time to time may establish or amend in its sole discretion.

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© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

c. John Hancock New York shall pay the Initial appointment fees and renewal fees required under state insurance laws to appoint each previously licensed person as an insurance producer of John Hancock New York for the sale of Contracts. General Agent shall be responsible for all other state insurance appointment and licensing fees with respect to the Agents, including license issue, transfer and termination fees. Broker-Dealer shall be responsible for all fees, including registration and examination fees, necessary to maintain Securities Agents’ continuing compliance with applicable registration requirements under federal and state securities laws and the rule of self-regulatory organizations.

d. John Hancock New York, in its discretion, may refuse to appoint any Agent designated by General Agent or, after it has appointed an Agent, may terminate or refuse to renew such Agent’s appointment or may withdraw the Agent’s right to solicit applications for some or all of the Contracts, in which case General Agent shall cause such Agent to cease solicitations.

e. With the frequency reasonably requested by John Hancock New York, General Agent shall provide John Hancock New York with a list of all Agents, indicating which of them are Securities Agents, and the jurisdictions where such Agents are licensed to solicit sales of the Contracts. With the frequency reasonably requested by General Agent, John Hancock New York shall provide General Agent with a list which shows the jurisdictions in which John Hancock New York is admitted to do business and the Contracts that have been approved for sale in each of those jurisdictions.

3.	SUPERVISION OF AGENTS

a. Except to the extent that Broker-Dealer is responsible therefor, General Agent shall supervise all Agents and be responsible for their training and compliance with applicable insurance laws and regulations, and if any act or omission of an Agent or employee of General Agent is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys’ fees) to John Hancock New York or John Hancock Distributors LLC, General Agent shall be liable therefor. Broker-Dealer shall supervise Securities Agents and be responsible for their training and compliance with the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and with applicable federal and state securities laws and regulations including but not limited to adequate Anti-Money Laundering (AML) training with respect to ‘covered products’, as required by 31 C.F.R. 103.137, and upon request of John Hancock New York, satisfactory verification that Agents have received such adequate training, and if any act or omission of a Securities Agent or employee of Broker-Dealer is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys’ fees) to John Hancock New York or John Hancock Distributors LLC, Broker-Dealer shall be liable therefor. General Agent and Broker-Dealer shall insure that only Securities Agents solicit applications for Securities Contracts. John Hancock New York and John Hancock Distributors LLC shall not have any responsibility for the supervision, training or compliance with any law or regulation of any Agent or any employee of General Agent or Broker-Dealer, and nothing in this Agreement shall be deemed to make such an Agent or employee an agent or employee of John Hancock New York (except that Agents may be appointed insurance producers) or of John Hancock Distributors LLC.

b. General Agent shall (i) supervise Agents’ compliance with all applicable suitability requirements under state insurance laws and regulations and (ii) provide adequate training to insure that Agents have thorough knowledge of each Insurance Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Broker-Dealer shall (i) supervise Securities Agents’ compliance with all applicable suitability requirements under federal and state securities laws and regulations and FINRA rules and (ii) provide adequate training to insure that Securities Agents have thorough knowledge of each Securities Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Each of General Agent and Broker-Dealer shall not, and shall cause the Agents not to, recommend the purchase of a Contract to a prospective purchaser unless it has reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable rules and regulations of any regulatory authority, including, in the case of Securities Contracts, the Securities and Exchange Commission (“SEC”) and FINRA. General Agent, in submitting an application for an Insurance Contract, and Broker-Dealer, in submitting an application for a Securities Contract, will be deemed to have warranted to John Hancock New York, and to John Hancock Distributors LLC in the case of a Securities Contract, that it has made a determination of suitability based on information concerning the prospective purchaser’s insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs, or on such other factors that General Agent or Broker-Dealer deems to be appropriate under the circumstances and in compliance with applicable law.

c. If an Agent performs any unauthorized transaction with respect to a Contract, fails to submit to the supervision of or otherwise meet the rules and standards of General Agent or Broker-Dealer, or fails to hold any required license, appointment, registration or association with Broker-Dealer, General Agent and Broker-Dealer immediately shall notify John Hancock New York in writing and act to terminate the sales activities of such Agent relating to the Contracts.

d. Upon request by John Hancock New York or John Hancock Distributors LLC, General Agent and Broker-Dealer shall furnish appropriate records or other documentation to evidence the diligent supervision of Agents by General Agent and Broker-Dealer.

4.	OBLIGATIONS OF GENERAL AGENT AND BROKER-DEALER

a. General Agent and Broker-Dealer shall permit Agents to solicit applications for Contracts only if they (i) are duly licensed insurance producers and appointed by John Hancock New York and (ii) in the case of Securities Contracts, are also registered representatives of Broker-Dealer.

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© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

b. All applications for Contracts shall be made on application forms supplied by John Hancock New York; shall be reviewed by General Agent, in the case of Insurance Contracts, and by Broker-Dealer, in the case of Securities Contracts, for completeness and correctness, as well as compliance with applicable suitability standards; in the case of Securities Contracts, shall be approved by an appropriate principal of Broker-Dealer as to suitability; when completed, shall, before the Contract is issued, be forwarded promptly to John Hancock New York, but in no case later than the end of the next business day following receipt by General Agent, Broker-Dealer or an Agent, to John Hancock New York or as otherwise provided in John Hancock New York’s administrative procedures; shall be sent to John Hancock New York at the address shown on the application or such other address as John Hancock New York may specify from time to time; and shall be accompanied by any premium payment received with such applications, without any deduction or offset for any reason, including but not limited to compensation payable to General Agent or Broker-Dealer, unless John Hancock New York or John Hancock Distributors LLC and General Agent or Broker-Dealer have previously agreed to an arrangement for deduction or offset. Checks or money orders for the payment of premiums shall be drawn to the order of John Hancock New York or as John Hancock New York shall otherwise authorize or direct from time to time. General Agent and Broker-Dealer do not have authority to deposit or endorse checks payable to John Hancock New York without the prior written approval of John Hancock New York. John Hancock New York has the right in its sole discretion to reject any application for a Contract and return any premium payment made in connection with the sale of the Contract.

c. John Hancock New York may require that any medical examination made in conjunction with an application for a Contract be made by a medical examiner approved by John Hancock New York and shall pay only those fees in connection with medical examinations that have been expressly authorized by it.

d. Contracts issued on accepted applications shall be delivered to the contract owners according to administrative procedures established by John Hancock New York.

e. General Agent and Broker-Dealer shall not, directly or indirectly, expend or contract for the expenditure of any funds of John Hancock New York or John Hancock Distributors LLC. John Hancock New York and John Hancock Distributors LLC shall not be obligated to pay any expense incurred by General Agent or Broker-Dealer in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or agreed to in advance in writing by John Hancock New York or John Hancock Distributors LLC.

f. General Agent and Broker-Dealer are not authorized: to incur indebtedness or make contracts on behalf of John Hancock New York or John Hancock Distributors LLC; to alter or amend any of the provisions of the Contracts or the forms prescribed by John Hancock New York or John Hancock Distributors LLC; to discharge, waive any forfeitures under or extend the time for making payments under the Contracts; to pay any premium or other payment on behalf of a Contract applicant; to enter into any court or regulatory proceeding in the name of or on behalf of John Hancock New York or John Hancock Distributors LLC; or to bind John Hancock New York or John Hancock Distributors LLC in any way not specifically authorized in writing by the party to be bound.

g. General Agent and Broker-Dealer shall not induce any employee or agent of John Hancock New York to terminate that relationship, persuade owners of insurance or annuity contracts issued by John Hancock New York to discontinue their contracts or otherwise do anything prejudicial to the interests of John Hancock New York or the owners of contracts issued by it.

h. General Agent and Broker-Dealer agree to comply with, and to cause the Agents to comply with, the administrative procedures of John Hancock New York relating to the Contracts and the policies and procedures adopted by John Hancock New York relating to privacy, agent conduct and similar matters and identified in the Policies and Procedures Schedule which is Exhibit C to this Agreement, to the extent such policies and procedures are applicable to the offer, sale and servicing of the Contracts, as those administrative procedures and other policies and procedures are now in effect or may be amended or established in the future by John Hancock New York in its sole discretion and communicated to General Agent and Broker-Dealer, as appropriate. General Agent and Broker-Dealer acknowledge receipt of those policies of John Hancock New York set forth in the Policies and Procedures Schedule.

i. Each of General Agent and Broker-Dealer agrees to carry out its activities and obligations under this Agreement, and to cause each Agent for which it has primary supervisory responsibility to carry out the Agent’s activities and obligations in connection with the offer, sale and servicing of the Contracts, in continuous compliance with applicable laws, rules and regulations of applicable federal and state regulatory authorities (including the rules of FINRA), including those governing securities and insurance-related activities or transactions, and to notify John Hancock New York and John Hancock Distributors LLC immediately in writing if it or any such Agent fails to comply with any of those laws and regulations.

j. Broker-Dealer shall execute any electronic or telephone orders only in accordance with the current prospectus applicable to the Securities Contracts and agrees that, in consideration for electronic and telephone transfer privileges, John Hancock New York will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker-Dealer or its representatives.

5.	COMPENSATION

a. John Hancock New York or John Hancock Distributors, LLC, as the case may be, shall pay compensation to General Agent for the sale of Insurance Contracts and to Broker-Dealer for the sale of Securities Contracts, as set forth in the Contracts Schedule. Unless otherwise provided in the Contracts Schedule, these payments shall be made within 15 days after the end of the calendar month in which the premiums and purchase payments on which the payments are based have been accepted. Notwithstanding any other provision of this Agreement, Broker-Dealer shall return to John Hancock New York or John Hancock Distributors, LLC, all compensation paid to it with respect to a Securities Contract if the Securities Contract is tendered for redemption within seven business days after John Hancock New York’s acceptance of the application for the Securities Contract.

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© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

b. John Hancock New York or John Hancock Distributors LLC will provide Selling Broker-Dealer and Selling General Agent with a copy of its current Contracts, Commissions and Fees Schedule. Unless otherwise provided in the Contracts, Commissions and Fees Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or other legal tender and accepted by John Hancock New York on applications obtained by the various sub-agents appointed by Selling General Agent hereunder. Selling Broker-Dealer and Selling General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination of this Agreement or on contracts in force at time of termination of this Agreement, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions and Fees Schedule, or for any other amounts advanced by or otherwise due John Hancock Distributors LLC or John Hancock New York hereunder. No commission shall be paid in excess of the limits of Section 4228 of the New York Insurance Law and no expense allowance payment shall be made in excess of the amount approved for payment by John Hancock New York. Commissions and any expense allowance payment shall be immediately refunded to John Hancock Distributors LLC by Selling General Agent or Selling Broker-Dealer, if for any reason, John Hancock New York returns all or a portion of monies paid in respect of a Contract.

6.	ASSOCIATED INSURANCE AGENCY

a. If they are not the same person, General Agent and Broker-Dealer represent and warrant that they are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. If Broker-Dealer has entered into an agreement with one or more insurance agencies other than General Agent (each, an “Associated Agency”) for purposes of selling Securities Contracts in those states in which neither Broker-Dealer nor General Agent can obtain an insurance license necessary to sell the Contracts, Broker-Dealer represents and warrants that it and each such Associated Agency are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. The Broker-Dealer will supervise agents of an Associated Agency in the same manner as it is required to supervise Agents under this Agreement, as applicable. General Agent and Broker-Dealer shall notify John Hancock New York and John Hancock Distributors LLC immediately in writing if General Agent, Broker-Dealer or any Associated Agency fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

b. In reliance on such representations and warranties, John Hancock New York, on behalf of John Hancock Distributors LLC, agrees to pay any compensation otherwise due to Broker-Dealer for sales of Securities Contracts to General Agent or Associated Agencies as authorized in writing by Broker-Dealer.

c. Broker-Dealer shall have the same obligations under this Agreement with respect to sales of Securities Contracts for which compensation is paid to General Agent or an Associated Agency as it has for sales of Securities Contracts for which it receives compensation directly from John Hancock Distributors LLC or John Hancock New York. In addition, Broker-Dealer shall insure that compensation paid to General Agent or an Associated Agency is distributed only to duly licensed Securities Agents.

7.	REPRESENTATIONS AND WARRANTIES

a. Each of John Hancock New York, John Hancock Distributors LLC, Broker-Dealer and General Agent represents to the others that it and its officers signing below have full power and authority to enter into this Agreement, that this Agreement has been duly and validly executed by it and that this Agreement, assuming due and valid execution by the other parties, constitutes a legal, valid and binding agreement.

b. General Agent represents and warrants to John Hancock New York and John Hancock Distributors LLC that General Agent is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for the sale of the Contracts.

c. Broker-Dealer represents and warrants to John Hancock New York and John Hancock Distributors LLC that Broker-Dealer is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the “1934 Act”) and under the securities laws of each state in which such registration is required for the sale of the Securities Contracts and a member of FINRA. Broker-Dealer will notify John Hancock Distributors LLC promptly in writing if any such registration or membership is terminated or suspended.

d. John Hancock Distributors LLC represents and warrants to Broker-Dealer that John Hancock Distributors LLC is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered as a broker-dealer with the SEC under the 1934 Act and under the securities laws of each state in which such registration is required for underwriting the Securities Contracts and a member of FINRA.

e. John Hancock New York represents and warrants to General Agent and Broker-Dealer that the Securities Contracts, including any variable account(s) supporting the Securities Contracts, shall comply in all material respects with applicable registration and other requirements of the 1933 Act and the Investment Company Act of 1940 (the “1940 Act”), and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

f. John Hancock New York represents and warrants to General Agent and Broker-Dealer that the prospectuses included in John Hancock New York’s registration statements for the Contracts, and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain in all material respects all statements and information which are required to be contained therein by the 1933 Act.

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© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

8.	SALES LITERATURE, ADVERTISEMENTS AND OTHER PROMOTION MATERIAL

a. General Agent and Broker-Dealer shall not use, and shall cause the Agents not to use, any sales literature, advertisements or other promotional material (“Sales Material”) in connection with the offer and sale of the Contracts unless the Sales Material has been approved in writing prior to use by John Hancock New York, in the case of Insurance Contracts, or John Hancock Distributors LLC, in the case of Securities Contracts. For purposes of this Agreement, Sales Material shall include but not be limited to:

i.	material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, video-tape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media, or direct mail;

ii.	descriptive literature and sales aids of all kinds, including, but not limited to, circulars, leaflets, booklets, marketing guides, seminar material, audiovisual material, computer print-outs, depictions, illustrations and form letters;

iii.	material used for training and education which is designed to be used or is used to induce the public to purchase or retain a Contract; and

iv.	prepared sales talks and other presentations and material prepared for use with prospective purchasers of the Contracts or with the public generally.

b. John Hancock New York or John Hancock Distributors LLC will provide Broker-Dealer, without charge, with as many copies of the prospectuses and statements of additional information for the Securities Contracts and the underlying investment funds as may be reasonably requested (“Registration Material”). Upon receipt of updated Registration Material, Broker-Dealer will promptly discard or destroy all copies of Registration Material previously provided to it, except as needed to maintain proper records.

c. Upon notice to General Agent or Broker-Dealer, John Hancock New York or John Hancock Distributors LLC may terminate at any time and for any reason the use of any Sales Material previously approved by it or of any Registration Material, and General Agent and Broker-Dealer shall promptly comply with any such request and shall not use, or permit an Agent to use, such material thereafter.

d. General Agent and Broker-Dealer are not authorized, and may not authorize anyone else, to give any information or to make any representation concerning John Hancock New York, the Contracts, the separate accounts of John Hancock New York or the underlying investment funds for the Contracts other than those contained in the current Registration Material and Sales Material authorized for use by John Hancock New York or John Hancock Distributors LLC. Broker-Dealer, General Agent and Agents may not modify or represent that they are authorized to modify any such material.

e. General Agent shall be responsible for all communications by Agents with prospective purchasers of, and with the public generally in connection with, Insurance Contracts. Broker-Dealer shall be responsible for all communications by Securities Agents with prospective purchasers of, and with the public generally in connection with, Securities Contracts.

9.	GROUP ANNUITY CONTRACTS

For purposes of this Agreement, a group annuity contract which has not been registered under the 1933 Act and which is to be issued in connection with a stock bonus, pension, or profit-sharing plan which meets the requirements for qualification under section 401 of the Internal Revenue Code (or in connection with another kind of plan specified in Section 3(a)(2) of the 1933 Act) (“Exempt Group Contract”) shall be deemed to be an Insurance Contract, but a sale of an Exempt Group Contract by a Securities Agent shall be subject to any applicable FINRA rules. Broker-Dealer shall supervise and maintain records with respect to such transactions as may be required by any applicable FINRA rules.

10.	FIDELITY BOND AND OTHER LIABILITY COVERAGE

Each of General Agent and Broker-Dealer represents that it and its directors, officers and employees and the Insurance Agents, in the case of General Agent, and the Securities Agents, in the case of Broker-Dealer, are and shall be covered by a blanket fidelity bond, issued by a reputable bonding company, and other errors and omissions or liability insurance, acceptable to John Hancock New York (“Liability Coverage”). Each of General Agent and Broker-Dealer shall maintain its Liability Coverage at its expense. Liability Coverage shall be in a form, type and amount and issued by a bonding company or other insurance company satisfactory to John Hancock New York. Any fidelity bond maintained by Broker-Dealer which meets the requirements of the FINRA Conduct Rules applicable to fidelity bonds shall be deemed to be satisfactory. John Hancock New York may require evidence, satisfactory to it, that such coverage is in force, and General Agent and Broker-Dealer shall give prompt written notice to John Hancock New York of any cancellation or change of coverage. Each of General Agent and Broker-Dealer assigns any proceeds received from the Liability Coverage to John Hancock New York to the extent of its loss, and to John Hancock Distributors LLC to the extent of its loss, due to activities covered by the Liability Coverage and agrees to pay promptly any deficiency whether due to a deductible or otherwise.

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© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

11.	COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

Each of General Agent and Broker-Dealer shall promptly notify John Hancock New York and John Hancock Distributors LLC if it receives notice of any customer complaint or of any threatened or pending regulatory investigation or proceeding, civil action or arbitration (a “Proceeding”) involving the Contracts. John Hancock New York or John Hancock Distributors LLC will promptly notify General Agent or Broker-Dealer if it receives notice of any customer complaint or of any Proceeding involving General Agent or Broker-Dealer and a Contract. Each party shall cooperate with the other parties in investigating and responding to any such complaint or Proceeding, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement. No response by General Agent or Broker-Dealer to an individual customer complaint involving a Contract will be sent until it has been approved by John Hancock New York or John Hancock Distributors LLC or dealt with otherwise in accordance with John Hancock New York’s administrative procedures.

12.	INDEMNIFICATION

a. General Agent and Broker Dealer, jointly and severally, indemnify and hold harmless John Hancock New York, John Hancock Distributors LLC, and their respective affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by General Agent, Broker-Dealer or any of the Agents. This indemnification will be in addition to any liability which the General Agent and Broker-Dealer may otherwise have.

b. John Hancock New York and John Hancock Distributors LLC, jointly and severally, indemnify and hold harmless General Agent, Broker-Dealer and their respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by John Hancock New York or John Hancock Distributors LLC. This indemnification will be in addition to any liability which John Hancock New York and John Hancock Distributors LLC may otherwise have.

13.	TERMINATION

a. Any party may terminate this Agreement in its discretion without cause upon thirty (30) days written notice to the other parties.

b. John Hancock New York or John Hancock Distributors LLC may terminate this Agreement effective with the mailing of a notice of termination to General Agent or Broker-Dealer if the reasons for the termination include (i) conversion, fraud, embezzlement or similar activity, (ii) failure to maintain Liability Coverage as required by Section 10 or (iii) a rebate of, offer to rebate or withholding of any payment due on a Contract by General Agent or Broker-Dealer.

c. This Agreement will terminate automatically without notice, effective as of the immediately preceding date, if: General Agent or Broker-Dealer ceases to have the requisite registrations and regulatory licenses (but only as to the jurisdictions and Contracts affected by the absence of such registrations and licenses); applicable laws or regulations otherwise prohibit General Agent or Broker-Dealer from continuing to market the Contracts; or General Agent or Broker-Dealer files for bankruptcy or financial or corporate reorganization under federal or state insolvency law.

d. No provision of this Agreement shall continue in force after any termination, other than Sections 11,12,14,15,18,19,20 and 21, and the Exhibits and Contracts Schedule.

14.	CONFIDENTIALITY

Each party to this Agreement shall maintain the confidentiality of any customer list and any material designated as confidential and/or proprietary by another party (“Confidential Information”), and shall not use or disclose such information without the prior written consent of the party designating such material as confidential and/or proprietary. Each party to this Agreement shall take reasonable steps to protect such Confidential Information, applying at least the same security measures and level of care as it employs to protect its own Confidential Information. If any party to this Agreement is compelled by applicable law to disclose any Confidential Information, it shall promptly notify the party designating such material as confidential and/or proprietary in writing. The General Agent and Broker-Dealer shall cause Agents to comply with this provision.

15.	AMENDMENTS

This Agreement may be amended in a writing signed by all the parties. If John Hancock New York and John Hancock Distributors LLC send written notice of a proposed amendment to this Agreement to General Agent and Broker-Dealer, General Agent and Broker-Dealer shall be deemed to have agreed to the amendment if either submits an application for a Contract on or after the fifth business day after the date on which the notice was sent. John Hancock New York may also unilaterally suspend distribution of any of the Contracts and amend the Exhibits and Schedules to this Agreement in any and all respects, from time to time in its sole discretion, with prior or concurrent written notice to General Agent and Broker-Dealer. Any change in compensation shall apply to compensation due on applications received by John Hancock New York after the effective date of the notice. John Hancock New York may also amend the Contracts from time to time, in its sole discretion, and nothing in this Agreement shall be deemed to affect its right to so amend the Contracts.

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© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

16.	BOOKS AND RECORDS

a. General Agent and Broker-Dealer shall maintain such books and records concerning the activities of the Agents as may be required under applicable insurance and securities laws and regulations and the rules of FINRA, and as may be reasonably required by John Hancock New York or John Hancock Distributors LLC to reflect adequately the Contracts business processed through General Agent or Broker-Dealer. General Agent and Broker-Dealer shall maintain such books and records at their respective principal places of business in good and legible condition for a period of six calendar years following the year in which this Agreement is terminated (the “Post-Termination Period”) and shall make them available during normal business hours to John Hancock New York or John Hancock Distributors LLC from time to time while this Agreement is in effect and during the Post- Termination Period upon 10 days’ written request.

b. The parties shall promptly furnish each other any reports and information that another party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state or under any applicable federal or state securities laws or regulations or FINRA rules.

17.	NOTICES

a. All notices under this Agreement shall be given in writing and sent to the address of a party shown or to such other address as the party may designate in writing.

For John Hancock Life Insurance Company of New York:

100 Summit Lake Drive

Valhalla, NY 10595

For John Hancock Distributors LLC:

197 Clarendon Street

Boston, MA 02116

For Selling Broker-Dealer:

Attention:
Name

Title

Street, Suite No.

City, State, Zip Code

For Selling General Agent:

Attention:
Name

Title

Street, Suite No.

City, State, Zip Code

b. Each of General Agent and Broker-Dealer shall provide written notice to John Hancock New York no less than thirty days prior to the closing date of its proposed merger into or consolidation with another entity, a sale of substantially all its assets or a sale, transfer or assignment of a controlling interest in it.

AG4003NY (05/2008)	Page 7 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

18.	EFFECTIVE DATE

This Agreement supersedes in its entirety any prior effective selling agreement between the General Agent or Broker-Dealer and John Hancock New York, or John Hancock Distributors LLC. If this Agreement is executed by General Agent and Broker-Dealer and returned to John Hancock New York, it shall be effective as of the date of its execution by John Hancock New York and John Hancock Distributors LLC

19.	REGULATORY REQUIREMENTS

All parties agree to observe and comply with all existing laws, rules and regulations of all applicable local, state or federal regulatory authorities (including the rules of FINRA), and with all existing rules and regulations of any self-regulatory organization, and to observe and comply with those laws, rules and regulations which may be enacted, adopted or promulgated during the term of this Agreement, which relate to the business contemplated hereby in State of New York, the jurisdiction in which the business described herein is to be transacted. This includes, but is not limited to, the parties’ agreement to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record-keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (“the Act”), its implementing regulations, and related SEC, Self Regulatory Organization (SRO), and FINRA rules. Broker/Dealer also agrees to comply with all of the programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Further, Broker-Dealer and General Agent each agree to comply with requirements of John Hancock New York relating to any of the foregoing that have been communicated to them.

20.	OTHER

a. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings among the parties regarding the subject matter, and may be executed in two or more counterparts which together shall constitute a single agreement.

b. This agreement may not be assigned by any party without the written consent of the other parties (except that it may be assigned by John Hancock New York to a successor in connection with a merger, consolidation or sale of all or substantially all of the assets of John Hancock New York, and may be assigned by John Hancock Distributors LLC to an affiliate or successor) and shall inure to the benefit of and to be binding upon the parties and their respective successors and assigns.

c. Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by that party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions with respect to which such breach or default occurred.

d. This Agreement shall be governed and construed in all respects by the laws of New York without reference to the principles of conflict or choice of law thereof.

AG4003NY (05/2008)	Page 8 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

21.	ARBITRATION

Any and all disputes under this Agreement shall be settled by arbitration in New York under the then existing rules of the American Arbitration Association and judgment may be entered upon the award in any court of competent jurisdiction. The determination of the arbitrators shall be final and binding on all parties. The costs of arbitration shall be borne equally by the parties to the arbitration, provided however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that such party did not make a good faith effort to settle the dispute informally when it first arose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.

JOHN HANCOCK DISTRIBUTORS LLC
(Selling Broker-Dealer)

BY:	/s/ Emanuel Alves	BY:
Emanuel Alves, Corporate Secretary

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK		(Selling Selling General Agent)

BY:	/s/ James D. Gallagher	BY:
James D. Gallagher, President
Dated:		Dated:
	Month/Day/Year		Month/Day/Year

AG4003NY (05/2008)	Page 9 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

Exhibit A

Contracts, Commissions and Fees Schedule

General Provisions

Compensation. Unless otherwise provided in this Contracts Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, “Payments”) received in cash or other legal tender and accepted by John Hancock New York on applications obtained by Agents. Such Payments will be payable in respect of the sale of such Contracts, in such amounts, and upon such terms as are set forth in the applicable commission schedules together with any accompanying schedules relating to the Payments, (the “Commission Schedules”), established by John Hancock New York and John Hancock Distributors LLC and covering each Contract, as are in effect from time to time, to which such Payments relate. John Hancock New York and John Hancock Distributors LLC expressly reserve the right to transfer future compensation on a Contract to another General Agent or Broker-Dealer if the owner of the Contract so requests. Upon termination of the Agreement, General Agent and Broker-Dealer shall receive no further compensation, except for compensation for all Payments which are in process at the time of termination of the Agreement or are received subsequently on Contracts in force at the time of termination of the Agreement, unless otherwise provided in an applicable Commission Schedule. Notwithstanding the foregoing, no Payments will be made with respect to an increase in the face amount of a Contract when the Agreement is terminated prior to such increase, and when the Agreement is terminated, no Payments with respect to any Securities Contracts shall be made after the Broker-Dealer ceases to be properly licensed to sell Securities Contracts. General Agent and Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of this Contracts Schedule, and for any other amounts advanced by or otherwise due John Hancock New York or John Hancock Distributors LLC under the Agreement.

Joint Business. Any Contract sold by General Agent or Broker-Dealer in conjunction with any other person authorized to sell the Contracts shall be considered as joint business and, unless otherwise agreed to by John Hancock New York, the amount of the compensation due on the Payments accepted under that Contract shall be apportioned equally among each participant in the sale. General Agent or Broker-Dealer shall provide John Hancock New York with written notice of any such joint business and of the existence of any agreement among participants for unequal apportionment of compensation.

Prohibition Against Rebates. General Agent and Broker-Dealer shall not, and shall cause the Agents not to, rebate, offer to rebate or withhold any part of any payments due on the Contracts. If General Agent, Broker-Dealer or any Agent shall at any time induce or endeavor to induce any owner of any Contract to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, John Hancock New York shall forthwith cease paying any and all compensation that would otherwise be due General Agent or Broker-Dealer under this Agreement.

Right of Set Off. Each of General Agent and Broker-Dealer hereby authorizes John Hancock New York to set off its liabilities to John Hancock New York and John Hancock Distributors LLC against any and all amounts otherwise payable to General Agent or Broker-Dealer, including amounts payable under the Agreement or under any other agreement pursuant to which General Agent or Broker-Dealer receive compensation directly or indirectly from John Hancock New York.

Each of General Agent and Broker-Dealer shall be liable for the portion of any debit balance equal to advances on unearned compensation which appears in their respective Advance Accounts. Such portion of the debit balance shall be payable by General Agent or Broker-Dealer, as applicable, upon demand by John Hancock New York. At the option of John Hancock New York, interest at the maximum rate permissible by state law will accrue on such portion of the debit balance from the time a debit balance occurs in such account.

Paying Agent for Insurance Contracts. At the request of General Agent, John Hancock New York, at its discretion, may agree to act as General Agent’s paying agent and make payments of compensation directly to such Insurance Agents and such other appropriate parties who are not employees of General Agent but are appointed with John Hancock New York and are entitled to compensation from General Agent in connection with the sale of those Insurance Contracts that are not variable annuity contracts or variable life insurance policies, as General Agent may designate from time to time.

AG4003NY (05/2008)	Page 10 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

Exhibit B

General Letter of Recommendation

General Agent hereby certifies to John Hancock New York that all of the following requirements will be fulfilled in conjunction with the submission by General Agent of licensing/appointment papers for all applicants to become Agents (“Applicants”). General Agent will, upon request, forward proof of compliance with same to John Hancock New York in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each Applicant’s identity, residence, business reputation and experience and declare that each Applicant is personally known to us, has been examined by us, is known to have a good business reputation, is reliable, is financially responsible and is worthy of a license and appointment as an Agent. Each individual is trustworthy, competent and qualified to act as an agent for John Hancock New York and hold himself out in good faith to the general public. We vouch for each Applicant.

2. We have on file a Form B-300, B-301 or U-4 which was completed by each Applicant. With respect to each Applicant to become a Securities Agent, we have fulfilled all the necessary investigative requirements for the registration of each such Applicant as a registered representative through our FINRA member firm, and each such Applicant is presently registered as a FINRA registered representative. The above information in our files indicates no fact or condition which would disqualify the Applicant from receiving a license, and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state in which each Applicant is requesting a license and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the Applicant is required to submit his or her picture, signature and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to John Hancock New York are those of the Applicant and the securities registration is a true copy of the original.

5. We hereby warrant that the Applicant is not applying for a license with John Hancock New York in order to place insurance chiefly or solely on his or her life or property or on the lives, property or liability of his or her relatives or associates.

6. We certify that each Applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these Applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any Applicant to transact insurance as an agent until duly licensed therefor. No Applicants have been given a contract or furnished supplies, nor have any Applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

8. We certify that General Agent, Broker-Dealer and Applicant shall have entered into a written agreement pursuant to which: (a) Applicant is appointed a Sub-agent of General Agent and a registered representative of Broker-Dealer; (b) Applicant agrees that his or her selling activities relating to the Securities Contracts shall be under the supervision and control of Broker-Dealer and his or her selling activities relating to the Insurance Contracts shall be under the supervision and control of General Agent; and (c) that Applicant’s right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Broker-Dealer or General Agent.

AG4003NY (05/2008)	Page 11 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

Exhibit C

Policies and Procedures Schedule

In addition to its administrative procedures, John Hancock New York has adopted the following Codes which contain policies and procedures applicable to the offer, sale and servicing of the Contracts:

Privacy Code

Agent’s Code of Conduct

AG4003NY (05/2008)	Page 12 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

Attachment A

John Hancock Life Insurance Company of New York — Selling

Agreements

BROKER DEALER	APPROVAL DATE
Great American Advisors, Inc.	4/28/2005
Essex National Securities, Inc.	11/15/2006
Mutual Funds Associates	9/1/1994
Acorn Sentinel Insurance Agency	9/11/2008
Prospera Financial Services, Inc.	3/24/1998
USA Advanced Planners Inc.	5/20/1999
Advantage Capital Corp.	7/22/2003
Aegis Capital Corp.	8/8/2005
ING Financial Advisers, LLC.	6/11/2002
ASH Securities Wholesaling, Inc.	11/7/2000
ING Financial Partners	4/20/2006
AIG Financial Advisors, Inc.	11/8/2005
The Leaders Group	8/30/1999
Allstate Financial Services, LLC	10/19/2001
All-Vest Securities, Inc.	8/14/2001
American General Securities, Inc.	5/18/1999
VALIC Financial Advisors, Inc.	4/26/2004
American Portfolios Financial Services, Inc.	5/5/2002
Ameritas Investment Corp.	11/13/2003
A.P. Securities, Inc.	7/27/2001
Securian Financial Services, Inc.	8/6/1999
Madison Avenue Securities, Inc.	4/19/2007
Wilbanks Securities, Inc.	11/10/2005
Associated Securities Corp.	9/11/2001
Aura Financial Services, Inc.	11/15/2004
AXA Advisors, LLC	11/1/1999
Advest, Inc.	7/6/2005
Leigh D. Baldwin & Co., Inc.	4/21/1995
BancNorth Investment Group, Inc.	7/22/2005
Banc of America Investment Services, Inc.	3/5/2007
Bannon, Ohanesian & Lecours, Inc.	3/1/2002
Barriger & Barriger Incorporated	8/8/1997
BB & T Investment Services, Inc.	11/1/2005
BCG Securities, Inc.	10/12/2006
Berthel, Fisher & Company Financial Services, Inc.	4/14/2004
Bodell Overcash Anderson & Co., Inc.	9/20/2005
Rampart Financial Services, Inc.	11/13/2001
Brecek & Young Advisors, Inc.	10/13/2003
Brighton Securities Corp.	8/11/1998
Bristol Financial Services, Inc.	5/19/2008
Deutsche Bank Securities, Inc.	12/7/1992
Buckman, Buckman & Reid, Inc.	5/20/2008
Butler Wick & Co., Inc.	11/1/2007
Cadaret, Grant & Co., Inc.	6/12/1995
Calton & Associates, Inc.	7/30/2005
Cantella & Co., Inc.	8/21/1998
Capital Analysts, Inc.	6/12/1997
GWN Securities, Inc.	7/1/2004
Caruso Financial Services, Inc.	3/13/1998
CBIZ Financial Solutions, Inc.	4/13/2005
Advanced Planning Securities, Inc.	5/20/1999
Centauraus Financial, Inc.	5/4/2001
CES Insurance Agency, Inc.	11/2/1992
H. Beck, Inc.	11/2/1992
Capital Financial Services, Inc.	5/30/2006
Charter One Securities, Inc.	6/11/2002
Chase Investment Services Corp	7/6/2005
Jefferson Pilot Securities Corp.	12/11/1993
CPI Capital	5/29/2002
CCO Investment Services Corp.	11/28/2005
C.J.M. Planning Corporation	3/1/2001
Clark Dodge & Co., Inc.	3/22/2007
Commerce Capital Markets, Inc.	8/12/2004

AG4003NY (05/2008)	Page 13 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

John Hancock Life Insurance Company of New York — Selling

Agreements

BROKER DEALER	APPROVAL DATE
Commerce Capital Markets, Inc.	6/14/2002
Community Bankers Securities, LLC.	12/3/2003
Community Investment Services, Inc.	8/25/2003
Compass Securities Ins.	6/6/2001
Tower Square Securities, Inc.	2/6/1998
Cornerstone Institutional Investors, Inc.	10/23/2000
Crown Capital Securities, L.P.	6/11/2001
CUNA Brokerage Services, Inc..	9/15/1999
Curtis Securities, LLC	5/10/2004
Dain Rauscher Incorporated	9/22/2000
Dean Witter Reynolds, Inc.	7/7/1999
Delta Equity Services, Corp.	5/4/2001
Di Giulio Financial Services, Inc.	10/17/2001
Edward D. Jones, & Co., L.P.	8/17/2000
Advisory Group Equity Services, Ltd.	5/3/2002
Essex National Securities, Inc.	4/15/2004
Empire Financial Group, Inc.	8/20/2003
AM & M Investment Brokers, Inc.,	11/17/2001
New England Securities Corporation	8/3/1999
Metropolitan Life Insurance Company	9/29/2000
ePlanning Securities, Inc.	8/18/2004
Equitas America, LLC	12/23/2004
Equity Services Inc.	4/22/1998
Essex National Securities, Inc.	1/12/2000
Excel Securities & Associates, Inc.	8/18/2004
Valmark Securities, Inc.	3/20/2000
Fairport Capital, Inc.	9/20/2007
First Capital Equities, LTD	6/27/2007
Ferris, Baker Watts Insurance Agency, Inc.	6/14/2007
The F.I. Group, Inc.	6/17/2006
Financial Network Investment Corp.	1/1/2000
Financial West Group	1/16/2002
First Allied Securities, Inc.	3/15/2004
1st Global Capital Corp.	7/18/2003
First Heartland Capital, Inc.	6/11/2002
First Williston Corporation	5/28/1997
FSC Securities Corporation	3/21/1995
Essex National Securities, Inc.	4/19/2004
Mellon Securities, LLC.	3/1/2002
G.A. Repple & Company	6/30/2003
Gary Goldberg & Company, Inc.	1/27/1995
GDC Securities, LLC	1/29/1996
Geneos Wealth Management, Inc.	6/11/2002
Ogilvie Security Advisors Corp.	7/1/2001
GFA Securities, LLC	5/5/2004
Gilford Securities	1/26/2004
Girard Securities, Inc.	5/30/2008
Great Eastern Securities, Inc.	11/2/2005
GunnAllen Financial, Inc.	12/21/2006
J.B. Hanauer & Co.	1/1/2002
Hazard & Siegel, Inc.	12/26/2003
First Allied Securities, Inc.	3/15/2004
H.D. Vest Investment Securities, Inc.	3/28/2005
Henley & Company, LLC.	3/28/2005
Bernard Herold & Co., Inc.	12/16/1998
SMH Capital, Inc.	2/15/2007
Highland Capital Securities, Inc.	10/25/2005
H & R. Block Financial Advisors, Inc.	7/15/2003
Hornor, Townsend & Kent	10/21/1995
HRC Services, Inc.	10/27/1999
HSBC Securities (USA), Inc.	1/25/2005
Hudson Heritage Capital Management, Inc.	1/24/2000
IBN Financial Services, Inc.	6/11/2002
Investors Capital Corp.	3/26/1999
Brokerageselect	2/7/2007

AG4003NY (05/2008)	Page 14 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

John Hancock Life Insurance Company of New York — Selling

Agreements

BROKER DEALER	APPROVAL DATE
IDB Capital Corp.	1/1/2008
Capital Brokerage	10/23/2003
IFMG Securities, Inc.	8/1/1996
Interlink Securities Corp.	6/12/2002
Intervest International Equities Corp.	12/5/2002
Invest Financial Corporation	12/4/1992
The Investment Center, Inc.	9/21/1995
Investors Security Company, Inc. (ISCI)	6/11/2002
Janney Montgomery Scott, Inc.	10/1/1997
Jesup & Lamont Securities Corp.	8/16/2006
Financial Telesis, Inc.	5/5/2005
J J B Hilliard W L Lyons, Inc.	5/4/2001
John James Investments, LTD.	9/29/1997
J.P. Turner & Company, L.L.C.	2/27/2004
J.W. Cole Financial, Inc.	6/16/2005
Kern, Suslow Securities, Inc.	3/1/1999
McDonald Investments Inc.	2/2/2006
Key Investment Services, LLC	2/2/2006
KMS Financial Services, Inc.	9/26/2007
Kovack Securities, Inc.	11/24/2003
Pointe Capital, LLC	3/16/2006
Larimer Capital Corporations	5/7/2007
LaSalle St. Securities, LLC	5/14/2001
21st Century Financial Services, Inc.	6/2/1997
Legacy Financial Services, Inc.	6/11/2002
Legend Equities Corporation	10/1/1999
Leonard & Company	4/15/2004
Lesko Securities Inc.	6/30/2004
Leumi Investment Services, Inc.	3/26/2004
Lifemark Securities Corp.	3/6/1995
Lincoln Investment Planning, Inc.	4/1/2002
Lincoln Financial Advisors Corporation	7/12/2001
LPL Financial Corporation	6/4/1998
L & M Financial Services	12/7/1997
L. M. Kohn and Company	11/9/2000
Long Island Financial Group, Inc.	8/30/2000
Mid Atlantic Capital Corporation	6/25/2004
Mid-Atlantic Securities, Inc.	10/17/2001
Archer Alexander Securities Corp.	3/9/2007
Marlin Trading, Inc.	3/14/2001
Medallion Investment Services	7/5/2006
Merrill Lynch, Pierce, Fenner & Smith (MLPF&S)	10/25/1992
Mesirow Financial, Inc.	3/14/2007
M. Griffith, Inc.	1/27/2006
M Holdings Securities, Inc.	5/23/2000
MML Investor Services, Inc.	3/30/1994
Money Concepts Capital Corp.	3/23/2003
Morgan Keegan & Company	8/16/2007
First Montauk Securities Corp.	3/1/1993
M & T Securities, Inc.	5/17/1999
Multi-Financial Services Corp.	10/26/1992
Mutual Service Corporation	5/8/1996
MWA Financial Services, Inc.	7/29/2003
Nations Financial Group, Inc.	12/3/2004
Nelson Securities, Inc.	6/28/1993
Newbridge Securities Corp	11/15/2006
Benefit Funding Services	6/24/2004
New Horizons Asset Management Group, LLC.	6/11/2002
Next Financial Group, Inc.	2/4/2000
NFB Investment Services Corp.	8/25/2024
NFP Securities, Inc.	6/11/2002
NIA Securities, LLC	8/4/2003

AG4003NY (05/2008)	Page 15 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

John Hancock Life Insurance Company of New York — Selling

Agreements

BROKER DEALER	APPROVAL DATE
Northwestern Mutual Investment Services, LLC.	3/5/2002
Northeast Securities, Inc.	2/25/1997
North Ridge Securities Corp.	10/5/1993
Northern Lights Distributors, LLC	5/29/2007
Nationwide Planning Associates, Inc.	3/13/2003
National Planning Corporation	7/6/2005
NRP Financial Inc.	3/17/2008
National Securities Corporation	10/3/2007
NY Life Securities Inc.	3/31/2000
Obsidian Financial Group, LLC	4/26/2001
O’Keefe Shaw & Co., Inc.	6/17/2003
Oppenheimer & Co., Inc.	3/12/2003
Oppenheimer & Co., Inc.	11/18/2003
P & A Financial Securities, Inc.	8/14/2000
Park Avenue Securities, LLC.	9/21/1993
Partnervest Securities, Inc.	6/22/2004
Paulson Investment Company, Inc.	3/7/2003
Private Consulting Group, Inc.	10/29/2001
Penn Plaza Brokerage, LTD.	9/18/1997
Petersen Investments, Inc.	9/2/2003
PFG Distribution Company	6/4/2004
Pinnacle Investments, LLC	7/7/2005
Purshe Kaplan Sterling Investments	5/16/2001
PlanMember Securities Corporation	5/30/2008
Raymond James & Associates, Inc.	3/15/2004
Raymond James Financial Services (fka I. M. & R, Inc.)	3/15/2004
Prime Capital Services, Inc.	1/4/1993
Prime Vest Financial Services, Inc.	10/24/1994
Princor Financial Services Corporation	3/22/1999
Pro Integrity Securities, Inc.	1/9/2002
ING Financial Partners, Inc.	8/21/2008
Pro Equities, Inc.	2/11/1999
Pruco Securities Corp	8/24/2000
UBS Financial Services, Inc.	11/11/1992
QA3 Financial Corp.	7/3/2003
Questar Capital Corporation	6/9/1999
Quest Capital Strategies, Inc.	5/21/2004
R & W Brokerage, Inc.	2/22/2008
Woodstock Financial Group, Inc.	11/17/2005
Jerry W. Rainey	10/12/2004
Rampart Financial Services, Inc.	10/20/1998
RDM Investment Services, Inc.	9/20/2001
Regal Securities, Inc.	6/8/2008
Resources Horizons Group, LLC	4/9/2007
Retirement Capital Group Securities, Inc.	9/30/2004
Essex National Securities, Inc.	2/10/2004
RNR Securities, LLC.	6/11/2002
Robb, P.J. Variable Corp.	10/8/1999
BG Worldwide Securities, Inc.	3/15/2007
ING Financial Partners	6/23/2004
Royal Alliance Associates, Inc.	7/22/2003
1717 Capital Management Company
Sage, Rutty & Co., Inc.	11/27/1992
Citigroup Global Markets, Inc.	11/9/1992
Sandgrain Securities, Inc.	3/6/1997
Saperston Asset Management Inc.	5/10/1998
Saxony Securities, Inc.	1/15/2004
Summit Brokerage Services, Inc.	2/25/2004
S.C. Parker & Co., Inc.	10/25/2005
Scott & Stringfellow, Inc.	6/2/2005
Preferred Financial Group	2/7/2006
Securities America, Inc.	4/28/1997
SEI Investments Distribution Co.	10/8/2004
The Strategic Financial Alliance, Inc.	10/4/2007
Sammons Securities Co. LLC	2/29/2000

AG4003NY (05/2008)	Page 16 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

John Hancock Life Insurance Company of New York — Selling

Agreements

BROKER DEALER	APPROVAL DATE
Sigma Financial Corporation	2/29/2000
Signator Investors, Inc.	10/29/1999
Signature Securities Group Corporation	9/22/2004
SII Investments Inc.	9/22/1998
National Planning Corporation	1/18/1999
Sorrento Pacific Financial, LLC	5/30/2001
Source Capital Group, Inc.	3/21/2006
Traderight Securities	10/18/2006
SSI Equity Services, Inc.	3/2/1999
Stacey Braun Financial Services, Inc.	7/6/2007
Stanford Group Company	10/2/2007
Stanley Laman Group Securities LLC	7/31/2008
Sterling Monroe Securities, LLC	5/31/2007
TransAmerica Financial Advisors, Inc.	11/8/2004
ING Financial Partners	3/10/2006
Stifel, Nicolaus & Company, Inc.	4/27/2007
SunTrust Investment Services, Inc.	8/16/2006
Syndicated Capital, Inc.	9/25/2000
TBN Securities & Insurance Services, Inc.	3/25/2002
Cambridge Investment Research, Inc.	12/3/2001
TD Waterhouse Investor Services, Inc.	10/10/2003
Terra Securities Corporation (TSC)	3/20/2002
RMIN Securities, Inc.	3/7/2007
TFS Securities, Inc.	8/28/2007
BNY Investment Center, Inc.	7/6/2004
Mercer Allied Company, LP	11/30/2007
The Concord Equity Group, LLC	10/14/2005
The Leaders Group, Inc.	1/8/2007
Thrivent Investment Management, Inc.	4/25/2007
Triad Advisors, Inc.	10/7/2001
Timecapital Securities Corp.	2/17/1994
TransAmerica Financial Advisors, Inc.	11/8/2004
Trevor, Cole, Reid & Monroe, Inc.	3/15/2002
Trubee, Collins & Co., Inc.	11/17/2005
True North Financial Services, Inc.	3/15/2004
Essex National Securities, Inc.	2/5/2004
Waddell and Reed, Inc.	10/13/2005
United Financial Group, Ltd.	9/18/2007
Univest Securities Inc. DBA Universal Financial Group	2/25/2002
United Planners Financial Services of America	5/21/2001
Piper Jaffray & Co.	4/28/1999
USF Securities, L.P.	11/27/2007
USI Securities, Inc.	1/27/2001
U.S. Wealth Advisors, LLC.	5/23/2006
UVEST Investment Services	10/3/2003
Investacorp, Inc.	11/6/1992
Vanguard Capital/VanCapital Insurance Agency	11/19/1999
Vanderbilt Securities, LLC.	11/17/2003
Vaughan & Company Securities, Inc.	12/22/1997
VSR Financial Services Inc.	10/22/1992
Wachovia Securities, LLC	1/30/2004
Wall Street Financial Group, Inc.	3/2/1994
Walnut Street Securities, Inc.	1/11/1993
ING Financial Partners, Inc.	11/24/1994
Long Grove Trading Company (dba: Waterstone Financial Group)	4/8/1999
WBB Securities, LLC	7/24/2007
Wedbush Morgan Securities, Inc.	9/13/2007
Westco Investment Corp.	6/25/1993
Western International Securities, Inc.	7/15/2008
Westport Financial Services, LLC	3/29/2000
White Mountain Capital, LLC	6/11/2002
Woodbury Financial Services, Inc.	1/16/2004

AG4003NY (05/2008)	Page 17 of 18
© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

John Hancock Life Insurance Company of New York — Selling

Agreements

BROKER DEALER	APPROVAL DATE
Intersecurities, Inc.	11/18/2003
WRP Investments, Inc.	7/9/2002
Wachovia Securities Financial Network	6/24/2004
Wachovia Securities, LLC	3/8/2004
WaMu Investments, Inc.	5/12/2003

AG4003NY (05/2008)	Page 18 of 18
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